UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2021

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4040 Wilson Blvd. Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, William M. McLaughlin informed the Company of his intent to retire from his position as Executive Vice President – Development & Construction on or about January 1, 2022 (the “Departure Date”).  In his role as Executive Vice President, Mr. McLaughlin has leadership responsibility for the Company’s development activity on the East Coast and construction activity nationally. In connection with his retirement, Mr. McLaughlin’s leadership responsibilities will transition to other executive officers.  At this time, the Company does not intend to promote or recruit for a replacement for Mr. McLaughlin’s role.

The Company expects that, before the Departure Date, Mr. McLaughlin will enter into an arrangement with the Company to provide consulting and transition services through at least March 2023 (the “Consulting Period”). The terms of such services, including compensation, have not been fully determined, but it is expected that Mr. McLaughlin’s services will include assisting with the transition of his role to other senior and executive officers and assisting, as needed, with other matters, including development pursuits. Mr. McLaughlin is not expected to, and will not be required to, spend more than 20% of his working time assisting the Company.

Mr. McLaughlin has been with the Company and its predecessors for over 27 years and, upon execution of a retirement agreement (which is expected to occur on or about the Departure Date), he will qualify for the following benefits:

a.	In respect of 2021 service, Mr. McLaughlin will be paid a cash bonus and a restricted stock bonus in the ordinary course when other executives are paid bonuses in respect of 2021 service. Mr. McLaughlin’s performance award for the 2019-2021 performance cycle will convert to shares of AvalonBay common stock (and a cash payment in respect of accrued dividends thereon during the performance cycle), in the ordinary course and on the same basis as for other officers.

b.	Other than (i) the compensation for 2021 service described in the preceding paragraph and (ii) the monthly cash compensation for the consulting services described above and in an amount to be determined, Mr. McLaughlin will not earn any other salary or cash bonus, or be granted any new equity award, after 2021.

c.	Mr. McLaughlin’s equity awards (including his restricted stock awards earned in respect of 2021 and prior years’ service; his 2020-2022 and 2021-2023 performance awards; and his employee stock option granted in February 2021) will continue to vest during the Consulting Period. At the end of the Consulting Period, any still unvested restricted stock will vest on the thirtieth day thereafter. In addition, at the end of the Consulting Period, Mr. McLaughlin will vest in a pro rata portion (representing the portion of the performance period for which Mr. McLaughlin was employed as an officer or engaged as a consultant to the Company) of his 2021-2023 award, and each such vested unit, to the extent corporate performance metrics are later achieved over the entire applicable performance period, will be settled in accordance with its terms following the end of the 2021-2023 performance period.

The retirement agreement that Mr. McLaughlin is expected to sign will contain a general release and various other terms in favor of the Company as typically appear in the Company’s standard retirement agreements with officers and associates (e.g., confidentiality, return of property, cooperation on litigation matters that may arise, non-solicitation of employees, non-competition).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: July 28, 2021	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer